EXHIBIT 10.33



                            STOCK PURCHASE AGREEMENT
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THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 15,
2000 is entered into by and among Panamerican Beverages, Inc. (the "Seller") a corporation formed and existing in accordance with the laws of the Republic of Panama, and Panamco Mexico S.A. de C.V. ("Panamco Mexico") a corporation formed and existing under the laws of the United States of Mexico. In consideration of the mutual covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Purchase of the Shares: Seller hereby sells to Panamco Mexico and Panamco Mexico hereby purchases 2,027,369,488 (Two Thousand Twenty Seven Million Three Hundred Sixty Nine Thousand Four Hundred Eighty Eight) common nominative shares (hereinafter defined as the "Shares") of Embotelladora Panamco Tica, S.A. a corporation formed and existing under the laws of the Republic of Costa Rica (the "Target Company").

2. The Price: The purchase price of each of the Shares to be paid by Panamco Mexico to the Seller is US$ 0.01973 per share. Being the aggregate purchase price of the Shares the amount of US$ 40,000,000.00 (Forty Million United States Dollars, the "Purchase Price").

The Purchase Price has been totally paid at the Execution of this Agreement by Panamco Mexico in cash in immediately available funds, via a wire transfer made to the bank account of the Seller at the Sun Trust Bank in Atlanta, Georgia.

The Seller declares that it has received the Purchase Price and that it has duly endorsed and delivered as of the date hereof to the Buyer the certificates containing the Shares and the Buyer declares that it has received the Shares, duly endorsed, and to its entire satisfaction.

3. Transfer of Title: Title to the Shares has been transferred on this same date to Panamco Mexico, pursuant to the Seller's endorsement of the certificates representing the Shares and by its duly annotation in the Target Company shareholder's registry book, as well as by the execution of this Agreement.

4. Representations of the Seller: The Seller hereby represents and warrants to Panamco Mexico that:


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     a. It is a corporation (sociedad anonima) incorporated under the laws of the Republic of Panama;

     b. It is the sole owner of the Shares subject to this Agreement as evidenced by the corresponding entries in the stock registry book of the Target Company, and that all requirements for the execution of this Agreement have been completed;

     c. It has all the requisite power and authority to execute and deliver this Agreement;

     d. The Shares are fully paid-in and free of any liens or encumbrances; there is no debt outstanding with respect to the Shares; there is no prohibition to sell or any other judicial order over the Shares; and the Shares are free of any third party rights; and

     e. It has not transferred, assigned or endorsed any of the Shares to third parties or by any other means, which could in any way affect the transaction described herein.

5. Representations with respect to the Target Company. Seller represents and warrants to Panamco Mexico with respect to the Target Company:

     a. The Target Company is a corporation (sociedad anonima) incorporated under the laws of the Republic of Costa Rica.

     b. The Target Company has all requisite power and authority to conduct its business as it is now being conducted and to own or lease all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

     c. The authorized capital stock of the Target Company consists of (i) 3,427,366,551 class A preferred nominative stock (with a par value of C.
     1.00 per share) which as of the date hereof represent 50.1% of the total outstanding capital stock of the Target Company, and (ii) 3,413,684,449 common nominative stock (with a par value of C. 1.00 per share) which as of the date hereof represent 49.9% of the total outstanding capital stock of the Target Company.


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     d. All issued and outstanding shares of the Target Company are duly authorized, validly issued and fully paid, and no such shares have been issued in violation of any preemptive or subscription right.

6. Representations of Panamco Mexico: Panamco Mexico represents and warrants to the Seller that:

     a. It is a corporation (sociedad anonima de capital variable) incorporated under the laws of the United States of Mexico, and

     b. The person acting on behalf of Panamco Mexico has all the requisite power and authority to execute and deliver this Agreement.

7. Delivery of Documents: The Seller represents that, as of the date hereof it has delivered to Panamco Mexico the certificates containing the Shares, as well as an original executed version of this Agreement.

Panamco Mexico represents to the Seller that as of the date hereof, it has delivered to the Seller an original executed version of this Agreement.

8. Indemnification: Seller shall indemnify and hold Panamco Mexico and each of its shareholders, directors, officers, employees and each of their respective successors and assigns, harmless from any obligation, expense or damage incurred by Panamco Mexico that arises as a result from the inaccuracy, untruth, or incompleteness of any representation or warranty given by the Seller and contained in this Agreement.

Panamco Mexico shall indemnify and hold the Seller and each of its successors and assigns, harmless from any obligation, expense or damage incurred by the Seller that arises as a result from the inaccuracy, untruth, or incompleteness of any representation or warranty given by Panamco Mexico and contained in this Agreement.

9. Governing Law and Jurisdiction: This Agreement shall be governed, construed and interpreted in accordance with the laws of the Republic of Panama, without regard to the conflict of law principles of the Republic of Panama. The parties hereto consent to the personal jurisdiction of the courts located in Panama City in any proceeding for the enforcement or interpretation of this Agreement.

10. Notices: All communications, notices, claims or demands made in accordance with or relating to this Agreement shall be made in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by express courier, or by telecopy, to the respective parties at the following addresses:


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For the Seller:

         Panamerican Beverages, Inc.
         Torre Dredsner Bank, Piso 7
         Calle 50, Panama City
         Republic of Panama
         Attention: Chief Financial Officer
         Telephone: (507) 223-8723
         Facsimile: (507) 223-8308

With a copy to:

         Panamco L.L.C.
         701 Waterford Way
         Suite 800
         Miami, Florida 33126
         Attention: General Counsel
         Telephone: (305) 929-0800
         Facsimile: (305) 856-3900

For Panamco Mexico:

         Panamco Mexico S.A. de C.V.
         Blvd Manuel Avila Camacho No. 40
         21st Floor
         Lomas de Chapultepec
         Mexico D.F., Mexico 11000
         Attention:  President
         Telephone:  (525) 201-6100
         Facsimile:  (525) 201-6337

11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same Agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted via facsimile or other electronic transmission service shall be considered original executed counterparts for all purposes of this Section, provided that receipt of copies of such counterparts is confirmed.




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IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound has caused this Agreement to be duly executed and delivered on the first date set forth above.

PANAMERICAN BEVERAGES, INC.


By:_______________________________
    Name:
    Title:



PANAMCO MEXICO S.A. DE C.V.


By:________________________________
    Name:
    Title:




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